Exhibit 107

CALCULATION OF FILING FEE TABLES

Post-Effective Amendment No. 4 on Form S-8 to Form F-4
(Form Type)

Inter & Co, Inc.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Shares(3), reserved for issuance pursuant to the Banco Inter Fourth Stock and/or Units Option Plan	Other(4)	6,208,450	R$17.93 USD$3.54(4)	R$111,317,508.50 USD$21,977,913	.00011020	USD$2,421.97
Equity	Brazilian Depositary Receipts, or “BDRs”(2)	Other	-	-	-	-	-
Total Offering Amounts					USD$21,977,913		USD$2,421.97
Total Fee Offsets							N/A
Net Fee Due							USD$2, 421.97

(1) Pursuant to Rule 416(a) under the Securities Act, this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional Class A common shares, par value US$0.0000025 per share (“Class A Common Shares”) of Inter & Co, Inc. (the “Registrant”) as may become available for issuance pursuant to the Banco Inter Fourth Stock and/or Units Option Plan (the “Plan”) by reason of any share dividend, subdivision, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding Class A Common Shares.

(2) Represents Class A Common Shares, that may initially be in the form of BDRs, offered and sold outside of the United States.

(3) Represents Class A Common Shares available for issuance pursuant to the Plan.

(4) The Proposed Maximum Offering Price Per Unit of Class A Common Shares has been calculated solely for the purposes of calculating the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(c) and 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Unit of Class A Common Shares is based on the product of (i) 6,208,450 Class Common Shares underlying outstanding stock options granted pursuant to and reserved for issuance under the Plan and (ii) USD$3.46, the weighted average exercise price at which such outstanding stock options may be exercised. The Proposed Maximum Offering Price Per Unit of Class A Common Shares is converted to U.S. dollars based on the New York foreign exchange rate for April 3, 2023 of R$5.07 = USD$1.00 as published in the Wall Street Journal on April 4, 2023.

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